Exhibit 14.1
B U S I N E S S C O N D U C T A N D E T H I C S FEB | 2 0 2 6 C O D E O F

G L E N N S A N F O R D PURPOSE & SCOPE At eXp, we build with integrity, innovation, transparency, and shared ownership. This Code of Business Conduct and Ethics (the “Code”) sets clear expectations for lawful and ethical conduct across eXp World Holdings, Inc. and its controlled subsidiaries and entities in which eXp World Holdings, Inc. owns a majority interest (collectively, “eXp” or the “Company”). The purpose of this Code is to uphold the highest standards of integrity and responsibility throughout the Company. It is designed to promote honest and ethical conduct, including the appropriate handling of actual or apparent conflicts of interest; ensure full, fair, accurate, timely, and understandable disclosure in reports and other public communications filed with or submitted to the Securities and Exchange Commission (the “SEC”); and foster compliance with all applicable laws, rules, and regulations. The Code further aims to protect Company assets, including corporate opportunities and confidential information; promote fair dealing in all business interactions; deter wrongdoing; and ensure accountability for adherence to these principles. We built the most agent-centric brokerage on the planet by staying true to our values — leading with integrity, innovating boldly, and doing what’s right for our agents and our communities.” “ ////// |||||||||||

CORE VALUES Be a good neighbor to create a sustainable legacy. Community Make a positive change in our company and local community. Service Be a good financial steward of the environment, organizations and our families. Sustainability We are all on the same field. Collaboration Get things out from behind the curtain. Transparency Do the right thing. Integrity The best way to predict the future, is to invent it. Innovation Force chaos and change to survive and grow. Agile Don’t take yourself too seriously. Fun Our business is built on shared values that guide how we lead, serve, and innovate every day:

This Code applies to all employees and officers of the Company as well as to the members of eXp World Holdings, Inc.’s Board of Directors (“Board”). Agents affiliated with eXp Realty, LLC and the Company’s other wholly owned subsidiary brokerages (“eXp Realty”) are independent contractors and are governed by eXp Realty’s Policies & Procedures, including without limitation eXp Realty’s code of conduct incorporated therein. All directors, officers and employees are required to be familiar with the Code, comply with its provisions and report any suspected violations as described in this Code. PERSONS COVERED OUR STANDARDS The Company seeks to promote and maintain a culture of compliance with all applicable laws and the highest standards of business conduct. Each covered person must act with integrity and observe the highest ethical standards of business conduct in their dealings. Violators shall be subject to discipline, as deemed appropriate by the Company, including immediate termination. This Code does not cover every situation that you might encounter. If you have any questions about this Code, or about how you should conduct yourself in a particular situation, you should consult your manager, the Company’s CEO or Chief Legal Counsel. CONFLICTS OF INTEREST A conflict of interest happens when your personal interests—or the interests of someone close to you—interfere, or even appear to interfere, with what’s best for the Company. In simple terms, a conflict exists when something in your personal life could make it hard for you to make objective, fair decisions on behalf of eXp. This might include outside business activities, personal investments, or relationships that could influence—or seem to influence—your work. Conflicts can also arise if you, or someone close to you, receives a personal benefit because of your role at eXp. Sometimes it’s not obvious whether a situation creates a conflict. If you’re unsure, ask before acting. It’s always better to talk it through and get advice early. Conflicts must be avoided unless they’ve been reviewed and specifically approved as outlined in this Code. |||||||||||

If you’re not a director or executive officer and you think you might have, or know of, a potential conflict, bring it to your manager or to Legal or the People Team. They’ll help determine whether a conflict exists and, if so, seek written approval from the CEO or Chief Legal Counsel. Managers cannot approve conflicts on their own without involving either the CEO or Chief Legal Counsel. If your manager is personally involved in the issue, go directly to the Chief Legal Counsel instead. Board directors and executive officers must take any potential conflict directly to the Audit Committee (or other independent Board committee) for review and approval before proceeding. You also have a duty of loyalty to advance eXp’s legitimate business interests. This means you must never: take for yourself business opportunities discovered through your role or through Company resources, information, or position; use Company property, information, or position for personal gain; or compete with the Company directly or indirectly. Common examples of potential conflicts include: Holding a financial interest in, or outside employment with, a competitor, customer, supplier, or business partner; Steering Company business to an entity in which you or a family member have a substantial interest; Accepting gifts, payments, or favors of more than nominal value from anyone doing or seeking to do business with eXp; Using confidential information or Company assets for non-business purposes. Personal loans or guarantees by the Company for employees or their family members are strongly discouraged and may create improper personal benefits. Such arrangements are prohibited for directors and executive officers, including their family members. When in doubt—disclose it. Transparency protects both you and the Company. |||||||||||

CONFIDENTIALITY & COMPANY ASSETS INTEGRITY & COMPLIANCE ||||||||||| Protect all confidential information you learn through your work at eXp. Never share confidential information unless authorized or legally required. Confidential information means any non-public information, in any form or medium, that is proprietary to eXp or that eXp is obligated to protect. This includes business, financial, technical, or personal data that, if disclosed, misused, or accessed without authorization, could provide an advantage to competitors or otherwise cause harm to eXp, its customers, agents, or business partners. This duty applies even after you leave the Company and is in addition to any confidentiality agreement you’ve signed. Safeguard eXp’s assets and use them only for legitimate business purposes. Assets include physical property (including company-issued laptops), funds, technology, intellectual property, and confidential data. Prevent theft, loss, or misuse—and report any suspected abuse. Company systems, including email and electronic communications, are Company property and may be monitored. Unauthorized use or disclosure of Company assets can result in discipline or legal action. If accessing Company property and information with a personal device, you must keep your devices secure and the software up to date; use robust passwords and keep them confidential; when sending sensitive information, verify the person you are sending it to; when possible, send the information in an encrypted file; do not open attachments or click on links from unknown or suspicious sources; and keep your documents backed to you Google Drive. FAIR DEALING Always act honestly, fairly, and in good faith in every business interaction. Don’t take unfair advantage of anyone through manipulation, concealment, misuse of information, or misrepresentation of facts. COMPLIANCE WITH LAWS eXp is committed to full compliance with all applicable federal, state, local, and international laws, rules, and regulations . Each director, officer, and employee must act in both the letter and spirit of the law and seek guidance from Legal whenever unsure how a law or policy applies. You are not expected to know the details of all applicable laws, rules and regulations and any questions should be promptly raised to the Legal Department. Protecting eXp’s information and technology systems is essential to our safety, compliance, and reputation. We maintain security controls that are regularly reviewed to guard against cyber threats, data loss, and unauthorized access. You are responsible for using Company systems appropriately and following all information security policies. Never bypass security measures or share access credentials. Immediately report any suspected data breach, cyber incident, or unauthorized access to your manager or the IT Department. CYBERSECURITY

INTEGRITY & COMPLIANCE||||||||||| The FCPA and similar laws prohibit bribery of government officials anywhere in the world. You may not offer, promise, or authorize any payment, gift, or other benefit to a government official to secure favorable treatment or business advantage. This prohibition applies equally to indirect payments made through agents, consultants, or partners. Offering or approving an improper payment violates both Company policy and the law—even if no payment is ultimately made. Always act honestly and transparently in dealings with government employees or officials. PUBLIC DISCLOSURES; SECURITIES AND FINANCIAL INTEGRITY Accurate and transparent public disclosure and financial reporting are essential. All Company reports and filings with the SEC, including all financial statements and other financial information, must fully comply with federal securities laws and SEC rules. Everyone involved in preparing, reviewing, or verifying financial information must ensure that the Company’s books, records, and accounts are complete, accurate, and maintained in accordance with applicable standards. Directors, officers, and employees involved in the Company’s disclosure process or financial reporting must: Be familiar with and follow the Company’s disclosure controls and internal accounting procedures; Cooperate fully with accounting, internal audit, and external auditors; and Take all necessary steps to ensure that all SEC filings and public communications (made only through authorized personnel and channels) about the Company’s financial or business condition are full, fair, accurate, timely, and understandable. ANTI-BRIBERY AND THE FOREIGN CORRUPT PRACTICES ACT (FCPA) To prevent insider trading, eXp maintains an Insider Trading Policy that applies to all directors, executive officers, employees, agents, and brokers and their respective immediate family members, of the Company. Never trade—or tip others to trade—based on material, nonpublic information about the Company or its business partners. INSIDER TRADING ANTITRUST LAWS Antitrust laws are designed to protect consumers and competitors against unfair business practices and to promote and preserve competition. Examples of antitrust violations include coordinating prices with a competitor (known as price fixing) or agreeing with a competitor to restrict the supply or type of products made available to customers. Violations of antitrust laws can result in severe penalties. You are expected to maintain basic familiarity with the antitrust principles applicable to your role with the Company and should consult Legal with any questions related to these laws.

RESPECT & SAFETY HEALTH AND SAFETY ||||||||||| eXp is committed to maintaining a professional, inclusive, and safe work environment where everyone is treated with dignity and respect. This commitment extends to all employees, officers, directors, agents, independent contractors, vendors, and others who do business with eXp. Beyond the Code of Conduct, the Company also maintains an Employee Handbook that outlines in greater detail our shared responsibilities to one another. These policies reinforce our commitment to a workplace that is safe, respectful, and free from discrimination or harassment, and they define the standards for protecting our work environment. Every employee is expected to follow the Employee Handbook and reach out to their manager or the People Team with any questions about these policies. We are dedicated to providing safe and healthful working conditions for all. Everyone shares responsibility for maintaining safety: The Company will establish and enforce safety policies and provide necessary safeguards and training. Managers and supervisors must promote a culture of safety and promptly report or address hazards. Employees and contractors are expected to follow all health and safety laws, policies, and procedures, and to report any unsafe or potentially dangerous conditions immediately. eXp promotes a professional environment free of threats, violence, intimidation, and bullying. We also maintain a drug- and alcohol-free workplace: you may not possess, use, or work under the influence of illegal drugs or alcohol while on duty or on Company premises.

RESPECT & SAFETY ||||||||||| EQUAL OPPORTUNITY, DISCRIMINATION, & HARASSMENT eXp provides equal opportunity in all aspects of employment and has zero tolerance for unlawful discrimination or harassment against any employee, client, vendor, agent, or third party on the basis of a legally protected characteristic, including, but not limited to, race, national origin, religious creed, color, age, disability, sex (including pregnancy), sexual orientation, genetic information and gender. Harassment includes any verbal, visual, or physical conduct that creates an intimidating, hostile, or offensive work environment. Examples include slurs, derogatory remarks, unwelcome sexual advances, requests for sexual favors, sexually explicit jokes, or displaying sexually suggestive materials. If you witness or experience discrimination, harassment, or retaliation, report it immediately. You may raise concerns with your manager, the People team, the Legal Department, or through the Company’s whistleblower hotline. Reports may be made anonymously. Managers must not investigate on their own—they are required to escalate reports to People, Legal, or the whistleblower hotline. eXp promptly reviews all reports and will take appropriate corrective action where warranted. We strictly prohibit retaliation against anyone who reports a concern or participates in an investigation in good faith.

Anonymous Reporting and Enforcement Mechanisms Among your most important responsibilities in this Company are the obligations to (1) comply with this Code and all applicable laws, and (2) report any situation or conduct you believe may constitute a possible violation of this Code or applicable laws. If you should learn of a potential or suspected violation of this Code, you have an obligation to report the relevant information. This policy allows you to submit confidential, anonymous complaints through any of the methods set forth below. Actions prohibited by this Code involving directors or executive officers must be reported to the Audit Committee. After receiving a report of an alleged prohibited action, the Audit Committee will promptly take all appropriate actions necessary to investigate. If the issue or concern relates to the Company’s financial statement disclosures, accounting practices, internal controls or auditing matters or possible violations of securities laws you are required to promptly report it pursuant to the procedures set forth in this Whistleblower Policy. In accordance with this policy, such report may be anonymous. Policy Against Retaliation The Company will not tolerate retaliation in any form against any person who in good faith reports suspected violations of the Code, voices other ethical concerns or who is involved on the Company’s behalf in investigating or helping to resolve any such issue. The Company will not discharge, demote, suspend, threaten, harass or in any other manner discriminate against any employee or director for providing information, causing information to be provided or otherwise assisting in an investigation of any conduct that such person reasonably and in good faith believes constitutes a violation of this Code. Any acts of retaliation against an employee or director for any such conduct will be treated as a serious violation of this Code and may result in discipline, including immediate termination by the Company and/or criminal or civil sanctions. If you believe you have been subjected to such retaliation, you should report the situation as soon as possible to the Company’s CEO or Chief Legal Counsel. The Company is committed to taking prompt and consistent action in response to violations of this Code. Any covered person who violates the Code is subject to disciplinary action, including immediate termination. The Company will promptly internally investigate reports of suspected violations. It will evaluate suspected violations on a case-by-case basis and apply an appropriate sanction, including, in its sole discretion, reporting the violation to authorities. Every person subject to this Code is expected to cooperate fully in any internal investigation of misconduct. Any of the Company’s CEO, Chief Legal Counsel, or Board of Directors may waive application of any provision of this Code for any persons other than a member of the Company’s Board of Directors or an executive officer. Only the Company’s Board of Directors may amend this Code or waive application of this Code for a director or an executive officer. Any waiver for a director or an executive officer shall be disclosed as required by SEC and Nasdaq Stock Market rules. REPORTING & ENFORCEMENT WHISTLEBLOWER POLICY PENALTIES FOR VIOLATION WAIVER/AMENDMENTS Telephone hotline: Call (866) 259-2738 to submit your complaint. The number is a recorded line on which a caller can confidentially leave his/her complaint and any information related to the complaint. You need not leave your name or other personal information. The investigation that follows from this call will be conducted in a manner that protects the confidentiality and anonymity of the person making the call. Secure web form: The Company’s confidential and anonymous financial concern hotline website, www.openboard.info/EXPI/. Additional Contacts: You may address questions about ethics issues and raise any concerns about a possible violation of this Code or applicable laws orally or in writing and, if preferred, anonymously to: A manager or department head; The Company’s CEO and/or Chief Legal Counsel (legal@exprealty.net).